Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

SBC MEDICAL GROUP HOLDINGS INCORPORATED

Adopted: July 8, 2026

1. Offices. The address of the registered office of SBC Medical Group Holdings Incorporated (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”). The Corporation may have any other office or offices, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

2. Meetings of Stockholders.

2.1. Annual Meetings. An annual meeting of stockholders shall be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board shall determine and state in the notice of meeting. The Board may, in its sole discretion, determine that any annual meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

2.2. Special Meetings. Subject to the Certificate of Incorporation and applicable law, special meetings of stockholders may be called only by the Board. Special meetings of stockholders may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board shall determine and state in the notice of such meeting. The Board may, in its sole discretion, determine that special meetings of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board.

2.3. Fixing Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

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(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(C) Where action by consent of stockholders in lieu of a meeting is not restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no such record date for determining stockholders entitled to express consent to corporate action without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

2.4. Notice of Meetings of Stockholders. Whenever stockholders are required or permitted to take any action at a meeting, notice stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

2.5. Waivers of Notice. Whenever notice is required to be given to the stockholders under any provision of the DGCL, or the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by a stockholder entitled to notice, or a waiver by electronic transmission by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified in any waiver of notice.

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2.6. Quorum of Stockholders; Adjournment. (a) Unless otherwise required by the Certificate of Incorporation, applicable law or the rules of any stock exchange upon which the Corporation’s securities are listed, the holders of record of a majority of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.

(b) At any meeting of stockholders of the Corporation, if less than a quorum is present, the chair of the meeting or stockholders holding a majority in voting power of the shares of stock of the Corporation, present in person or by proxy and entitled to vote thereon, shall have the power to adjourn the meeting from time to time. Any meeting of stockholders of the Corporation may be adjourned (whether or not a quorum is present) by the chair of the meeting or by the stockholders (including to address a technical failure to convene or continue a meeting using remote communication), and no notice of the adjourned meeting shall be required to be given if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and may vote at such meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. Notwithstanding the foregoing, (i) if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting and (ii) if after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

2.7. Voting; Proxies.

(a) Unless otherwise provided in the Certificate of Incorporation or applicable law, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these Bylaws or any provision of the DGCL, to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of the DGCL shall apply in determining whether any shares of capital stock may be voted and the persons, if any entitled to vote such shares, but the Corporation shall be protected in treating the persons in whose names shares of capital stock stand on the record of stockholders as owners thereof for all purposes.

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(b) In any uncontested election of directors, each person receiving a majority of the votes cast shall be deemed elected. For purposes of this paragraph, a “majority of the votes cast” shall mean that the number of votes cast “for” a director must exceed the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director). In any contested election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected. Any incumbent director nominee who fails to receive a majority of the votes cast in an election that is not a contested election shall offer to tender such nominee’s resignation to the Board. The Nominating and Corporate Governance Committee, or such other committee designated by the Board, will make a recommendation to the Board on whether to accept or reject such resignation, or whether other action should be taken, and the Board will act, taking into account the Nominating and Corporate Governance Committee’s or such other committee’s recommendation and publicly disclose its decision within ninety (90) days from the date of the certification of the election results. A “contested election” is one in which: (i) the Secretary receives a notice that a Stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 2.8 and (ii) such nomination has not been withdrawn by such stockholder on or before the 10th day before the Corporation first mails its notice of meeting for such meeting to the stockholders. An “uncontested election” is any election other than a contested election.

(c) As to each matter submitted to a vote of the stockholders (other than the election of directors), except as otherwise provided by law or by the Certificate of Incorporation or by these Bylaws, such matter shall be decided by a majority of the votes cast on such matter.

(d) Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person(s) to act for him by proxy. Any proxy to be used at a meeting of stockholders must be delivered to the Secretary of the Corporation or the Secretary’s representative at the principal executive offices of the Corporation at or before the time of the meeting. The validity and enforceability of any proxy shall be determined in accordance with the provisions of the DGCL. The chairman of the meeting, or such other person as the chairman designates, shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

2.8. Notice of Stockholder Business Proposals and Nominations.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or any authorized committee thereof or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs (a)(ii) and (a)(iii) of this Section 2.8 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

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(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.8, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business (as defined in Section 2.8(c)(ii) below) on the 90th day nor earlier than the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting required to be held was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation. The number of nominees a stockholder may nominate for election at the annual meeting on such stockholder’s own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Notwithstanding anything in this Section 2.8(a)(ii) to the contrary, if the number of directors to be elected to the Board at an annual meeting is increased after the time period for which nominations would otherwise be due under this Section 2.8 and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) calendar days prior to the first anniversary of the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section 2.8 shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

(iii) A stockholder’s notice delivered pursuant to this Section 2.8 shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or re-election as a director:

(1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder;

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(2) such person’s written consent to being named in the proxy statement and accompanying proxy card and to serving as a director if elected;

(3) a questionnaire completed and signed by such person (in the form to be provided by the Secretary upon written request of any stockholder of record within ten (10) days of such request) with respect to the background and qualification of such proposed nominee;

(4) a written representation and agreement (in the form to be provided by the Secretary upon written request of any stockholder of record within ten (10) days of such request) that such proposed nominee (x) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (y) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, and (z) would be in compliance, if elected as a director of the Corporation, and will comply with, the Code of Ethics and Business Conduct, and all publicly disclosed policies and guidelines of the Corporation applicable to directors that relate to matters of corporate governance, conflicts of interest, confidentiality, corporate opportunities and trading;

(5) such nominee’s signed consent to the running of a background check in accordance with the Corporation’s policy for prospective directors and an agreement to provide any information requested by the Corporation or such background check provider that is necessary to run such background check; and

(6) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder giving the notice and the beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and such nominee’s respective affiliates and associates, or others acting in concert therewith, on the other hand.

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(B) as to any other business that the stockholder proposes to bring before the meeting: a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(1) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner;

(2) the class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, including any shares of any class or series of capital stock of the Corporation as to which such stockholder and such beneficial owner or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future;

(3) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person (which, for the avoidance of doubt, includes appearance by means of remote communication at any virtual meeting) or by proxy at the meeting to propose such business or nomination;

(4) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group that will (x) deliver, in the case of a proposal of business other than nominations, through means satisfying each of the conditions that would be applicable to the Corporation pursuant to either Rule 14a-16(a) or Rule 14a-16(n) under the Exchange Act, a proxy statement and/or form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 under the Exchange Act) of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or in the case of any non-exempt solicitation made with respect to any director nomination, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Corporation pursuant to either Rule 14a-16(a) or Rule 14a-16(n) under the Exchange Act, a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 under the Exchange Act) of at least sixty-seven percent (67%) of the voting power of the Corporation’s stock entitled to vote generally in the election of directors, and/or (y) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination (including as required under Rule 14a-19, if applicable);

(5) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with (x) the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or (y) the stockholder’s and/or the beneficial owner’s acts or omissions as a stockholder of the Corporation;

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(6) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(7) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates (each as defined in Section 2.8(c)(ii) below) and/or any other person (collectively, “proponent persons”), including, in the case of a nomination, the nominee, including any agreements, arrangements or understandings relating to any compensation or payments to be paid to any such proposed nominee(s), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding); and

(8) an agreement to bear the expense of any background check conducted with respect to any person whom the stockholder providing the notice, and beneficial owner, if any, proposes to nominate for election or re-election as a director in accordance with this Section 2.8.

(H) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) to which any proponent person is a party, the intent or effect of which may be (1) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (2) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (3) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation;

(I) a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, or understanding pursuant to which such stockholder or beneficial owner has or shares a right, directly or indirectly, to vote any shares of any class or series of capital stock of the Corporation;

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(J) a description of any agreement, arrangement or understanding with respect to any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder or beneficial owner that are separated or separable pursuant to such agreement, arraignment or understanding from the underlying shares of the Corporation; and

(K) the names and addresses of other stockholders and beneficial owners actually known (without any obligation of inquiry) by any stockholder giving the notice (and/or beneficial owner, if any, on whose behalf the nomination or proposal is made) to support financially such nomination or proposal, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially and/or of record by such other stockholder(s) and beneficial owner(s).

A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to paragraph (a) or (b) of this Section 2.8) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.8(a)(iii) or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any stockholder’s notice, including, without limitation, any representation required herein, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder’s notice under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation (i) in the case of any update and supplement required to be made as of the record date for notice of the meeting, not later than five (5) days after the later of such record date and the public announcement of such record date and (ii) in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof, not later than ten (10) days prior to the date of the meeting or any adjournment or postponement thereof. The Corporation may require any proposed nominee to furnish, within ten (10) days of a request therefor, such other information as it may reasonably require to determine whether such proposed nominee is qualified (including as an independent director) under the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation to serve as a director of the Corporation.

(b) Special Meetings of Stockholders. Only such business (including, if applicable, the election of specific individuals to fill vacancies or newly created directorships on the Board) shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. At any time that stockholders are not prohibited from filling vacancies or newly created directorships on the Board, nominations of persons for the election to the Board to fill any vacancy or unfilled newly created directorship may be made at a special meeting of stockholders at which any proposal to fill any vacancy or unfilled newly created directorship is to be presented to the stockholders by or at the direction of the Board or any committee thereof or by any stockholder of the Corporation who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation and at the time of the meeting, is entitled to vote at the meeting on such matters, and who complies with the notice procedures set forth in paragraphs (a)(ii) and (a)(iii) of this Section 2.8 (except to the extent inconsistent with this paragraph (b) relating to the time period during which the stockholder must deliver the initial notice). The number of nominees a stockholder may nominate for election at the special meeting on such stockholder’s own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of submitting a proposal to stockholders for the election of one or more directors to fill any vacancy or newly created directorship on the Board, any such stockholder entitled to vote on such matter may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting only if the stockholder delivers a written notice complying with the applicable requirements in paragraphs (a)(ii) and (a)(iii) of this Section 2.8 and this paragraph (b) to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

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(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.8. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, the chair of the meeting, subject to the supervision, discretion and control of the Board (and, in advance of the meeting of stockholders, the Board or a duly authorized committee thereof) shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(iii)(C)(4) of this Section 2.8) and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (A) the establishment of an agenda or order of business for the meeting, (B) rules and procedures for maintaining order at the meeting and the safety of those present; (C) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (D) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (E) limitations on the time allotted to questions or comments by participants. Notwithstanding the foregoing provisions of this Section 2.8, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted notwithstanding that such proposal or nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.8, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder or proponent person (x) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (y) subsequently fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any stockholder or proponent person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the date of the meeting and any adjournment or postponement thereof, reasonable evidence that it or such proponent person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. Moreover, any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

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(ii) Whenever used in these Bylaws, “public announcement” shall mean disclosure (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press, Business Wire or PR Newswire or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.8, the term “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and the term “affiliate” shall have the meaning given to such term under Rule 405 (“Rule 405”) promulgated under the Securities Act of 1933, as amended, and the term “associate” shall have the meaning given to such term under Rule 405; provided that the term “partner” as used in the definition of “associate” thereunder shall not include any limited partner that is not involved in the management of the relevant partnership.

(iii) Notwithstanding the foregoing provisions of this Section 2.8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.8; provided, however, that, to the fullest extent permitted by law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws (including paragraphs (a)(i)(C) and (b) of this Section 2.8), and compliance with paragraphs (a)(i)(C) and (b) of this Section 2.8 of these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in these Bylaws shall be deemed to affect any rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances.

2.9. Inspector of Elections. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting or any adjournment thereof and to make a written report thereof. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at such meeting may and, on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of the inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such person’s ability. The inspector(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and shall do such acts as are proper to conduct the election or vote with fairness to all stockholders. At the request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspector(s) shall make a report in writing of any challenge, question or matter determined by the inspector(s) and execute a certificate of any fact found by the inspector(s). Any report or certificate made by the inspector(s) shall be prima facie evidence of the facts stated and of the vote as certified by the inspector(s). No person who is a candidate for an office at an election may serve as an inspector at such election.

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2.10. Organization. At every meeting of stockholders, (i) the Chief Executive Officer or, in the absence of the Chief Executive Officer, a President or a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on tenure, present) shall act as chairman of the meeting and (ii) the Secretary (or, in the absence of the Secretary, an Assistant Secretary, or in the absence of the Secretary or any Assistant Secretary, an officer or agent designated by the chairman of the meeting) shall act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

2.11. Action Without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action permitted or required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding voting power having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in the manner required by applicable law.

2.12. Delivery to the Corporation. Unless otherwise requested or consented to by the Corporation, whenever any provision of Section 2 of these Bylaws requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), except as otherwise requested or consented to by the Corporation, such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered.

3. Directors.

3.1. Number and Term. Except as provided by the Certificate of Incorporation or applicable law, the total number of directors constituting the Board shall be fixed exclusively by a resolution adopted from time to time by the Board. Except as otherwise provided in the Certificate of Incorporation, each director shall be elected at each annual meeting of stockholders for a term continuing until the next succeeding annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, removal or disqualification. Directors need not be stockholders. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. The Board may elect a chairman of the Board (the “Chairman”) from among its ranks.

3.2. Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. The acceptance of a resignation shall not be necessary to make it effective.

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3.3. Vacancies. Except as expressly provided in the Certificate of Incorporation or by applicable law, any vacancy in the Board (whether resulting from the death, resignation, removal or disqualification of a director or other cause), as well as any newly created directorship resulting from an increase in the total number of directors constituting the Board, shall be filled exclusively by a majority of the directors then in office, though less than a quorum, and any person so chosen shall hold office until the next annual meeting of stockholders and until such person’s successor is duly elected and qualified, subject to earlier death, resignation, removal or disqualification.

3.4. Removal. Except as otherwise provided by the Certificate of Incorporation or applicable law, any director may be removed with or without cause by the affirmative vote of the holders of a majority in voting power of the outstanding stock entitled to vote in the election of such director.

3.5. Powers. Except as otherwise provided by applicable law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.6. Remote Meeting. Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of telephone conference or similar communication equipment by means of which all persons participating in the meeting can hear each other and participation pursuant to this Section 3.6 shall constitute presence at such meeting.

3.7. Committees. The Board may designate one or more committees, each committee to consist of one (1) or more of the directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or not such member(s) constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing these Bylaws.

3.8. Meetings. Meetings of the Board, regular or special, may be held at any place, if any, within or without the State of Delaware. Regular meetings of the directors may be held without notice at such place, if any, and time as shall be determined from time to time by the Board. Notice need not be given of regular meetings of the Board. Special meetings of the Board may be called by the Chief Executive Officer or by any two or more directors and shall be held at such place, if any, as determined by the person(s) calling the meeting. At least twenty-four (24) hours before each special meeting of the Board, either written notice, notice by electronic transmission or oral notice (either in person or by telephone) of the time, date and place of the meeting shall be given to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

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3.9. Quorum. A majority of the directors in office from time to time (but not less than one-third of the total number of directors) shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained and no further notice thereof need be given, other than by announcement at the meeting which shall be so adjourned.

3.10. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board shall have the authority to fix the compensation of the directors. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.11. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or any such committee, as the case may be, consent thereto in writing or by electronic transmission, and any consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, the consent or consents, or electronic transmission or transmissions, shall be filed in the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.

4. Officers.

4.1. Officers. The officers of the Corporation shall include any officers required by the DGCL, each of whom shall be elected by the Board and who shall hold office for such terms as shall be determined by the Board and until their successors are elected and qualify or until their earlier resignation or removal. In addition, the Board may elect a Chief Executive Officer, a President, a Treasurer, and a Secretary and may elect (or delegate authority to the Chief Executive Officer to appoint) one or more Executive Vice Presidents, and one or more Assistant Treasurers, one or more Assistant Secretaries and any other additional officers as the Board deems necessary or advisable, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any number of offices may be held by the same person.

4.2. Removal of Officers. Any officer elected or appointed by the Board may be removed by the Board with or without cause. The removal of an officer without cause shall be without prejudice to such officer’s contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

4.3. Resignations. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. The acceptance of a resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

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4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for the regular election or appointment to such office.

4.5. Compensation. Salaries or other compensation of the officers may be fixed from time to time by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that such officer is also a director.

4.6. Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject to control of the Board, and shall report directly to the Board, and shall have supervisory responsibility over officers operating and discharging their responsibilities. The Chief Executive Officer shall perform all such other duties which are commonly incident to the capacity of Chief Executive Officer or which are delegated to such officer by the Board.

4.7. President. The President shall have general supervision and direction of the business and affairs of the Corporation as directed by the Chief Executive Officer. The President may, if present, preside at all meetings of the stockholders. The President may, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of the Corporation and may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed, and, in general, the President shall perform all duties incident to the office of President and such other duties as from time to time may be assigned by the Board. If there is no President, the Chief Executive Officer shall perform the President’s functions.

4.8. Chief Financial Officer. The Chief Financial Officer shall perform all the powers and duties of the office of the principal financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Chief Financial Officer may agree with the Chief Executive Officer or as the Board may from time to time determine. If there is no Chief Financial Officer, the Chief Executive Officer shall perform the Chief Financial Officer’s functions.

4.9. Executive Vice Presidents. At the request of the President or, in the President’s absence, at the request of the Board, the Executive Vice Presidents shall (in such order as may be designated by the Board or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and, so acting, shall have all the powers of and be subject to all restrictions upon the President.

Any Executive Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed, and shall perform such other duties as from time to time may be assigned by the Board or the President.

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4.10. Secretary. The Secretary, if present, shall act as Secretary of all meetings of the stockholders and of the Board and shall keep the minutes thereof in the proper book(s) to be provided for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary may, with the Chief Executive Officer or a Vice President, sign certificates for shares of the Corporation; the Secretary shall be custodian of the seal of the Corporation, if any, and may seal with the seal of the Corporation or a facsimile thereof, if any, all certificates for shares of capital stock of the Corporation and all documents; the Secretary shall have charge of the stock ledger and also of the other books, records and papers of the Corporation relating to its organization and management as a Corporation and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board or the Chief Executive Officer. If there is no Secretary, the Chief Executive Officer shall perform the Secretary’s functions.

4.11. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for monies due and payable to the Corporation from any sources whatsoever; deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these Bylaws; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed in such manner as shall be determined in accordance with any provisions of these Bylaws, and be responsible for the accuracy of the amounts of all monies to disbursed; regularly enter or cause to be entered in books to be kept by the Treasurer or under the Treasurer’s direction full and adequate account of all monies received or paid by the Treasurer for the account of the Corporation; have the right to require, from time to time, reports or statements giving such information as desired with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chief Executive Officer or the Board, whenever the Chief Executive Officer or the Board, respectively, shall require, an account of the financial conditions of the Corporation and of all transactions as Treasurer; exhibit at all reasonable times books of account and other records to any of the directors upon application at the office of the Corporation where such books and records are kept; and, in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Chief Executive Officer or the Board; and the Treasurer may sign with the Chief Executive Officer or a Vice President certificates for shares of the capital stock of the Corporation. If there is no Treasurer, the Chief Executive Officer shall perform the Treasurer’s functions.

4.12. Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or the Chief Executive Officer. Assistant Secretaries and Assistant Treasurers may, with the Chief Executive Officer or a Vice President, sign certificates for shares of the Corporation.

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4.13. Additional Matters. The Chief Executive Officer, the President and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer, Assistant Controller or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board.

5. Contracts, Checks, Drafts, Bank Accounts, etc.

5.1. Execution of Contracts. The Board may authorize any officer, employee or agent, in the name and on behalf of the Corporation, to enter into any contract or execute and satisfy any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

5.2. Loans. The Chief Executive Officer or any other officer, employee or agent authorized by these Bylaws or by the Board may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidence of indebtedness of the Corporation and, when authorized by the Board to do so, may pledge and hypothecate or transfer any securities or the property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances or otherwise limited.

5.3. Checks, Drafts, etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidence of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

5.4. Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

6. Stocks and Dividends.

6.1. Certificates Representing Shares. Unless the Board shall otherwise provide by resolution or resolutions that the shares of stock of the Corporation shall be represented by certificates, shares of the Corporation’s stock shall be uncertificated. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation (it being understood that each of the Chief Executive Officer, President, Chief Financial Officer, a Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary of the Corporation shall be an authorized officer for such purpose), certifying the number and class of shares of stock of the Corporation owned by such holder. Any or all of the signatures on any such certificate may be a facsimile. The Board shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

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6.2. Transfer of Shares. Shares of stock of the Corporation represented by certificates shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, in the manner prescribed by law, the Certificate of Incorporation and these Bylaws, upon surrender to the Corporation by delivery of the certificates representing such shares (to the extent such shares are evidenced by a physical stock certificate) or by due delivery of transfer instructions (in the case of uncertificated shares) and any documents required therefor to the person in charge of the stock and transfer books and ledgers and compliance with any procedures adopted by the Corporation or its agents and applicable law. Certificates representing such shares, if any, shall be cancelled and new certificates (if the shares are to be certificated) or uncertificated shares (if the shares are to be uncertificated) shall thereupon be issued. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates (if any) are presented to the Corporation for transfer or when any uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so. The Corporation shall, subject to applicable law, have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation or uncertificated shares.

6.3. Registered Stockholders and Addresses of Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of capital stock to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of capital stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law. Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be given to such person, and, if any stockholder fails to designate such address, corporate notices may be given to such person by mail directed to such person at such person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address or as otherwise provided by applicable law.

6.4. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place(s) as may be determined from time to time by the Board.

6.5. Lost, Destroyed, Stolen and Mutilated Certificates. The holder of any shares represented by certificates shall notify the Corporation of any loss, destruction, theft or mutilation of the certificate as promptly as possible after learning of the loss, destruction, theft or mutilation of the certificate, and the Corporation may issue a new certificate or uncertificated shares to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Corporation may, as a condition to the issue of any new certificate or uncertificated shares, require the owner of the lost, destroyed, stolen or mutilated certificate, or such owner’s legal representatives, to make proof satisfactory to the Corporation of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Corporation may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Corporation may require, a bond sufficient to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

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6.6. Regulations. The Board may make rules and regulations as it may deem expedient, not inconsistent with these Bylaws or the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock or any uncertificated shares.

6.7. Dividends. Subject to the provisions of the Certificate of Incorporation and applicable law, the Board may declare and pay dividends on the outstanding shares of its capital stock in the form of cash, shares of the Corporation’s capital stock, or other property.

7. Miscellaneous.

7.1. Seal. The Board shall have the power by resolution to adopt, make and use a corporate seal and to alter the form of such seal from time to time.

7.2. Fiscal Year. The fiscal year of the Corporation shall be determined, and may be changed, by resolution of the Board.

7.3. Subject to Law and Certificate of Incorporation. The provisions of these Bylaws, including any powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate of Incorporation and applicable law.

7.4. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used at any time unless otherwise restricted by the Board or a committee thereof.

7.5. Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

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